Exhibit 23




Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement File Nos. 2-81030, 33-52599, 33-60619, 33-60625,
33-60629, 333-26595, 333-30327, 333-48733, 333-56667, 333-92399, 333-36180
and 333-54558.


/s/ ARTHUR ANDERSEN LLP

Portland, Oregon
June 22, 2001